Exhibit 10.1

AGREEMENT AND RELEASE

Agreement and Release (“Agreement”), made as of this 11th day of March, 2015 by and between BOOMERANG SYSTEMS, INC. (“Boomerang”), a Delaware corporation, with an address at 30A Vreeland Road, Florham Park, New Jersey; and SB&G PROPERTIES, L.C. (“SBG”), a Utah limited liability company, with an address of 350 West 2500 North, North Logan, Utah 84341; (Boomerang, and SBG shall be collectively referred to the “Parties” or individually as a “Party”).

WITNESSETH:

WHEREAS, Boomerang and SBG are parties to that certain Lease Agreement for a building with an address of 324 West Building B, 2450 North, Logan, Utah 84341 (the “Premises”), dated 1st day of October, 2007 (hereinafter the “Lease”);

WHEREAS, the Parties wish to address the expiration of the Lease, certain deferred rent that is due by Boomerang, the transfer of certain Boomerang personal property to SBG and the move out procedures for vacating the Premises; and

WHEREAS, the Parties wish to sever their relationship in an amicable manner, all upon the terms and conditions herein set forth.

NOW THEREFORE, for and in consideration of the premises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.          The recitals set forth above are incorporated by reference as if fully set forth herein.

2.          There is an amount of deferred rent that is due SBG from Boomerang. Accordingly, the Parties agree that Boomerang shall pay deferred rent in the amount of $500,000.00 (the “Deferred Rent”). Such Deferred Rent shall be payable in accordance with that certain Promissory Note from Boomerang, attached hereto as Exhibit “A”. The Promissory Note shall accrue interest at a rate of four percent (4%) annually on the outstanding principal, with all accrued principal and interest due on or before February 28, 2020.

3.          The Lease shall expire as of March 31, 2015. In consideration for a rent free period to Boomerang, (including but not limited to base rent and additional rent) from January 1, 2015 through March 31, 2015, and acceptance of the amount of Deferred Rent and associated Promissory Note, Boomerang will execute the Bill of Sale as set forth in Schedule “A” and transfer title to certain personal property to SBG at the Premises as follows: two (2) Kone 5 Ton overhead cranes, a custom paint booth, and the various office furniture in the Boomerang and Soaring Eagle Offices as more fully set forth in Schedule “B” attached hereto. Boomerang shall vacate the premises on or before March 31, 2015 and leave the Premises in such condition as provided in the Lease.

4.          For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged Boomerang, and its parent, subsidiaries, affiliates, members, managers, partners, shareholders, officers, directors, employees, representatives, agents, successors and assigns, hereby remises, releases, and forever discharges SBG and its parent, subsidiaries, affiliates, members, managers, partners, shareholders, officers, directors, employees, representatives, agents, successors and assigns of and from all manner of actions, causes of action, suits, proceedings, debts, dues, contracts, judgments, damages, claims, and demands whatsoever in law or equity, which against the said persons ever had, now have, or their respective heirs, executors, successors, assigns and/or administrators hereafter can, shall or may have for or by reason of any matter, cause, or thing whatsoever from the beginning of the world to the date hereof that relates to the Lease Agreement. Specifically excepted herefrom are any obligations of SBG arising from this Agreement.

5.          For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged SBG, and its parent, subsidiaries, affiliates, members, managers, partners, shareholders, officers, directors, employees, representatives, agents, successors and assigns, hereby remises, releases and forever discharges Boomerang, its parent, subsidiaries, affiliates, members, managers, partners, shareholders, officers directors, employees, representatives, agents, successors, and assigns, of and from all manner of actions, causes of action, suits, proceedings, debts, dues, contracts, judgments, damages, claims and demands whatsoever in law or equity, which against the said persons ever had, now have, or their respective heirs, executors, successors, assigns and/or administrators hereafter can, shall or may have for or by reason of any matter, cause, or thing whatsoever from the beginning of the world to the date hereof that relates to the Lease Agreement. Specifically excepted herefrom are any obligations of Boomerang arising from this Agreement.

6.          SBG shall indemnify, defend and hold Boomerang, its parent, subsidiaries, affiliates, members, managers, partners, shareholders, officers, directors, employees, representatives, agents, successors and assigns, harmless from and against any claims, investigations, litigation and all losses, injuries, damages, costs, fees, judgments and expenses, including but not limited to legal fees and expenses that Boomerang, may suffer, incur, be put to, pay or expend (collectively, “Claims”) by reason of, arising out of, or as a result of any matter affecting the Premises arising after the date of this Agreement.

7.          Boomerang shall indemnify, defend and hold SBG, its parent, subsidiaries, affiliates, members, managers, partners, shareholders, officers, directors, employees, representatives, agents, successors and assigns, harmless from and against any claims, investigations, litigation and all losses, injuries, damages, costs, fees, judgments and expenses, including but not limited to legal fees and expenses that Boomerang, may suffer, incur, be put to, pay or expend (collectively, “Claims”) by reason of, arising out of, or as a result of any matter affecting the Premises arising after the date of this Agreement and as a result of Tenants occupancy and use of the Premises.

2

8.          All notices, demands or requests required or deemed to be given hereunder shall be given in writing and sent by registered or certified mail, return receipt requested, or overnight delivery service such as Federal Express, address as hereinafter provide:

To Boomerang:                   Boomerang Systems, Inc.

30A Vreeland Road

Florham Park, New Jersey

With confirming copy sent in like manner to:

Paul Gregory, Esq.

Gregory Legal Group

52 Maple Avenue

Morristown, New Jersey 07960

To SBG:                               SB&G Properties, L.C.

Gregory Legal Group

52 Maple Avenue

Morristown, New Jersey 07960

With confirming copy sent in like manner to:

Olson & Hoggan, P.C.

Attn: Miles P. Jensen

130 South Main, Suite 200

PO Box 525

Logan, Utah 84323-0525

A copy of any notice to SBG or Boomerang shall also be mailed to the parties hereto at their addresses set forth at the head of this Agreement or other addresses as they may designate by written notice. All notices given hereunder shall be deemed effective on the business day following delivery to the overnight delivery service if sent by overnight delivery or three (3) business days after mailed, if sent by certified mail, as the case may be. Notices required or permitted to be given hereunder may be given by a party’s attorneys.

9.          The execution of this Agreement by either Party does not constitute an admission as against such Party; neither Party shall disparage the other.

10.          This Agreement may be executed in any number of counterparts with the same effect as if all the Parties had signed the same document. Each counterpart shall be deemed to be an original and it shall not be necessary in making proof of the contents of this Agreement to produce or account for more than one counterpart. All counterparts shall be construed together and shall constitute one agreement. Photostatic or facsimile signatures of the original signatures of this Agreement, and photostatic or facsimile copies of this Agreement fully executed, shall be deemed originals for all purposes, and the Parties hereto and/or beneficiaries hereof waive the “best evidence” rule or any similar law or rule in any proceeding in which this Agreement shall be presented as evidence or for enforcement.

3

11.          The Parties agree that all discussions and matters leading up to and including the fact of, amount of, or content of the terms of this Agreement, do not constitute, nor shall be construed as, an admission of any wrongdoing, violation of law, or breach of any agreement, duty, or obligation owed by any Party to any other Party.

12.          This Agreement constitutes the entire agreement between the Parties and may not be changed, altered, or modified, and no right or remedy granted hereunder may be waived, except by a separate writing executed by the Parties or their respective duly authorized representatives.

13.          This Agreement shall bind and inure to the benefit of both Parties hereto, their respective successors and assigns.

14.          Except as otherwise set forth in this Agreement, in any action or proceeding brought by a Party against another in connection with a dispute arising out of the provisions of this Agreement, the prevailing Party shall be entitled to recover the costs and expenses (including, without limitation, to, reasonable attorneys’ fees and expenses) incurred by the prevailing Party in connection with such action or proceeding.

15.          This Agreement shall be construed and enforced in accordance with the laws of the State of Utah, without giving effect to its conflicts of laws provisions.

4

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first hereinabove set forth.

Boomerang Systems, Inc.

/s/ James Gelly		/ /15
Name: James Gelly, CEO		Date

SB&G Properties, L.C.

By:	/s/ Chris Mulvihill	/ /15
Name: Chris Mulvihill		Date:
Title:

By:	/s/ Stan Checketts	/ /15
Name: Stan Checketts		Date:
Title

5

EXHIBIT “A”

PROMISSORY NOTE

Principal Amount:	$500,000.00	Dated: March 11th, 2015
Florham Park, New Jersey

          FOR VALUE RECEIVED, BOOMERANG SYSTEMS INC., a Delaware corporation (the “Borrower”) with an address at 30A Vreeland Road, Florham Park, New Jersey, promises to pay to SB&G Properties, L.C. (the “Lender”) at 350 West 2500 North, North Logan, Utah 84341, or such other place as may be designated in writing by the Lender, the principal sum of FIVE HUNDRED THOUSAND DOLLARS AND 00/100 ($500,000.00) (the “Loan Amount”), together with any and all accrued and unpaid interest computed from the date of this Note:

1.          RATE OF INTEREST. This Promissory Note shall bear interest on the unpaid principal sum of the Loan Amount at a rate of four percent (4.00%) per annum.

2.          PAYMENT OF INTEREST AND PRINCIPAL. The entire outstanding principal balance of the Loan Amount and all accrued interest of the Promissory Note (set forth in paragraph 1) shall be due and payable in full on or before February 28th, 2020 (the “Maturity Date”).

3.          PREPAYMENT. This Promissory Note may be prepaid, in whole or in part, at any time or from time to time without premium or penalty. Any prepayment shall first be applied to accrued interest and then to principal.

4.          LATE FEES AND DEFAULT RATE OF INTEREST. If any payment of principal or interest is not paid in full within ten (10) days after its due date, Borrower agrees to pay a late charge of five percent (5%) of the amount unpaid after such ten (10) days, and the entire unpaid principal balance shall bear interest at the default rate of ten percent (10%) per annum until the default is cured. Said late charge shall be made with, at the time of, in addition to and as a condition to payees accepting payment of a delinquent amount.

5.          EVENTS OF DEFAULT BY THE BORROWER. The full amount of the principal balance of the Loan Amount owing together with any and all accrued and unpaid interest shall, at the election of the Lender, become immediately due and payable upon the occurrence of any of the following Events of Default:

(a)          If Borrower shall fail to make payment of interest or principal under this Promissory Note on the Maturity Date, then Lender by written notice to Borrower may declare the then outstanding principal together with all accrued interest (the “Remaining Balance”) to be forthwith due and payable and shall enforce the obligations of this Promissory Note against the Borrower.

6

(b)          Commencement of proceedings in bankruptcy, proceeding for an arrangement, reorganization or re-adjustment of debts under any law, whether state of federal, for the relief of debtors, now or hereafter existing, whether instituted by or against the Borrower, provided that if an involuntary petition in bankruptcy is filed against the Borrower, such shall only constitute a default if the petition is not dismissed within sixty (60) days after being filed.

(c)          Application for the appointment of a receiver of the property or assets of the Borrower.

(d)          Making of an assignment for the benefit of creditors by the Borrower.

6.          NOTICES. All notices or other communications required or permitted hereunder shall be in writing and delivered personally, registered or certified mail, return receipt requested and postage prepaid or by private courier service with overnight deliver requested. All notices or other communications shall be deemed given or delivered and receive d(a) when delivered, if delivered personally, (b) two (2) days after mailing, if mailed by registered or certified mail, return receipt requested and postage prepaid, or (c) on the next business day after delivery to a private courier service with overnight delivery requested, if delivered to a private courier service providing documented overnight service, in each case addressed as set forth above or to such other address as the recipient party has specified by prior written notice to the sending party (which change of address notice will be deemed to have been given, delivered and received upon actual receipt thereof by the recipient party).

7.          WAIVER. Borrower, for itself and its legal representatives, hereby waive presentment for payment, demand, notice of nonpayment, notice of dishonor, protest of any dishonor, notice of protest of this Promissory Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the obligations under this Promissory Note.

8.          ASSIGNMENT. Without the prior written consent of Lender, Borrower may not assign any of its right, title or interest in this Promissory Note nor may Borrower delegate any of its obligation and duties under this Promissory Note. Any attempted assignment or delegation in contravention of the foregoing shall be null and void and shall cause the entire balance of interest and principal to be due and payable.

9.          GOVERNING LAW. This Promissory Note is made and delivered in the State of Utah and shall be governed by the laws of the State of Utah. Borrower, and Lender agree that all actions or proceedings arising directly, indirectly or otherwise in connection with, out of, related to or form this Promissory Note, shall be litigated only in courts having a situs within the State of Utah.

7

10.          JURY TRIAL WAIVER. BORROWER AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS PROMISSORY NOTE. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY BORROWER AND LENDER, AND BORROWER AND LENDER ACKNOWLEDGES THAT NEITHER LENDER NOR ANY PERSON ACTING ON BEHALF OF LENDER HAS MADE ANY REPRESENTATIONS OF FACT OT INCLUDE THIS WAIVER OF TRIAL BY JURY OR HAS TAKEN ANY ACTIONS WHICH IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. BORROWER AND LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR LENDER TO PROVIDE THIS PROMISSORY NOTE, THAT BORROWER AND LENDER HAVE ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS PROMISSORY NOTE. BORROWER AND LENDER FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED (OR HAVE HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS PROMISSORY NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL.

11.          SEVERABILITY. Any provision of this Promissory Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

12.          HEADINGS. The headings of the Sections of this Promissory Note are for convenience of reference only and shall not be deemed to modify, explain, enlarge or restrict any of the provisions hereof.

8

IN WITNESS WHEREOF, Borrower has executed this Promissory Note as of the date first set forth above.

Boomerang Systems, Inc.

/s/ James Gelly		/ /15
Name: James Gelly, CEO		Date

SB&G Properties, L.C.

By:	/s/ Chris Mulvihill	/ /15
Name: Chris Mulvihill		Date:
Title:

By:	/s/ Stan Checketts	/ /15
Name: Stan Checketts		Date:
Title

9

SCHEDULE “A”

BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS:

          That BOOMERANG SYSTEMS, INC., a Delaware corporation, the Seller, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration to it in hand paid by SB&G PROPERTIES, L.C., a Utah limited liability company, the Buyer, the receipt whereof is hereby acknowledged, has bargained, sold, assigned and transferred, and by these presents does bargain, sell, assign and transfer unto said Buyer that certain personal property, which property is particularly described as follows:

Two (2) Kone 5 Ton overhead cranes, a custom paint booth, and the various office furniture in the Boomerang and Soaring Eagle Offices as more fully set forth in Schedule “B” attached hereto.

          The Seller, upon the consideration recited above, warrants ownership of and good title to said property, the right to sell the same, and that there are no liens, encumbrances or charges thereon or against the same, and to defend the title and possession transferred to the Buyer against all lawful claims.

          DATED this 16 day of March, 2015.

BOOMERANG SYSTEMS, INC., a Delaware Corporation

/s/ James Gelly
By:	JAMES GELLY
Its:	CEO

STATE OF _____________	)
: ss.
County of ______________	)

On the ___ day of March, 2015, personally appeared before me JAMES GELLY who, being by me duly sworn, did say that he is the CEO respectively of BOOMERANG SYSTEMS, INC., a Delaware Corporation, and that the said instrument was signed in behalf of said Corporation by authority of a Resolution of the Board of Directors or its Bylaws, and the aforesaid officer acknowledged to me that said Corporation executed the same.

NOTARY PUBLIC

10

SCHEDULE “B”

PERSONAL PROPERTY

1.	Overhead Crane System:

a.          Kone 5 Ton Overhead Cranes – Quantity 2

b.          40# ASCE Rails – Quanity 700 Feet

c.          4-Bar Conductor System – Quantity 350 Feet

2.	Custom Fabricated Paint Booth, Fire Supression and Ventilation System

3.	Miscellaneous Office Furniture

Located and Occupied in the Soari

11